Contacts: Steven C. Silva President and Chief Operating Officer Chem Rx Corporation 516-889-8770	Stephanie Carrington / Jared Hoffman The Ruth Group 646-536-7017 / 7013 scarrington@theruthgroup.com jhoffman@theruthgroup.com

Chem Rx Corporation Appoints Gary M. Jacobs Chief Financial Officer

LONG BEACH, NY, June 16, 2008 - Chem Rx Corporation (OTCBB: CHRX, CHRXU, CHRXW), a leading provider of institutional pharmacy services, announced today the appointment of Gary M. Jacobs as the Company’s Chief Financial Officer. Mr. Jacobs is an experienced finance professional with a background that includes corporate finance, SEC reporting and public accounting. Chem Rx also announced the resignation of its interim Chief Financial Officer, Joseph Sinicropi, effective immediately.

Jerry Silva, Chairman and Chief Executive Officer of Chem Rx Corporation, stated, "We are very pleased to welcome Gary Jacobs to the Chem Rx team. Gary’s public company background, operations experience and understanding of financial markets will benefit our company as we continue our efforts to grow the business and implement new financial and accounting procedures and controls.”

Mr. Jacobs remarked, “I look forward to joining the Chem Rx senior management team. My experience with implementing financial accounting systems and managing a public company’s financial team will be valuable as I address my top priority of improving Chem Rx’s financial controls.”

Mr. Jacobs has over 30 years of experience in accounting, finance and operations. Since May 2005 he has been chief financial officer and chief operating officer of Karat Platinum LLC, which supplies and develops jewelry products. Karat Platinum LLC is a publicly held company formerly known as Sentra Consulting Corp. Prior to that, Mr. Jacobs was President of The Innovative Companies, LLC, a supplier of natural stone; Executive Vice President of Operations and Corporate Secretary of The Hain Celestial Group, Inc., a publicly held food and personal care products company, where he also served as Executive Vice President of Finance, Chief Financial Officer and Treasurer prior to becoming Executive Vice President; Chief Financial Officer of Graham Field Health Products, Inc., a publicly held manufacturing and distribution company; and a member of the audit staff of Ernst & Young LLP, where he attained the position of senior manager. He is a certified public accountant and holds a Bachelor’s of Business Administration in Accounting from Adelphi University.

About Chem Rx

Founded more than 40 years ago, Chem Rx is a major institutional pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, Pennsylvania and Florida. Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities. Chem Rx annually provides over six million prescriptions to more than 65,000 residents of more than 400 institutional facilities. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Chem Rx Corporation. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions and institutional pharmacy locations; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx Corporation’s filings with the SEC. The information set forth herein should be read in light of such risks. Chem Rx Corporation does not assume any obligation to update the information contained in this press release.